As filed with the Securities and Exchange Commission on April 7, 2022

Registration No.: 333-259637

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENIDGE GENERATION HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7374	86-1746728
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

(Address of Principal Executive Offices)

Jeffrey E. Kirt

Chief Executive Officer

135 Rennell Drive, 3rd Floor

Fairfield, CT 06890

(315) 536-2359

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Chris Zochowski

Richard Alsop

Kristina Trauger

Shearman & Sterling LLP

401 9th Street, NW

Suite 800

Washington, DC 20004

(202) 508-8000

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Greenidge Generation Holdings Inc. (the “Company”) is filing this post-effective amendment (this “Post-Effective Amendment”) to its Registration Statement on Form S-1 (File No. 333-259637) in order to deregister any and all securities that remain unsold thereunder.

Such registration statement, as filed with the Securities and Exchange Commission (the “SEC”) on September 17, 2021, and as amended by Amendment No. 1 filed with the SEC on October 4, 2021 (the “Registration Statement”), registered the offer and sale of up to 3,500,000 shares of the Company’s class A common stock by the selling stockholder identified in such Registration Statement.

The Company, by filing this Post-Effective Amendment, hereby terminates the Registration Statement and removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the Fairfield, Connecticut on April 7, 2022.

GREENIDGE GENERATION HOLDINGS INC.

By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.